Exhibit 99.1

@NFX is periodically published to keep shareholders aware of current operating activities at Newfield.  It may include estimates of expected production volumes, costs and expenses, recent changes to hedging positions and commodity pricing.

August 12, 2009

We added additional natural gas hedges to our 2010 - 2011 positions (highlighted). The following tables update our complete hedge positions.

NATURAL GAS HEDGE POSITIONS
The following hedge positions for the third quarter of 2009 and beyond are as of August 11, 2009:

Third Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
22,150 MMMBtus	$7.81	—	—	—	—
13,620 MMMBtus	—	—	$8.00 — $11.83	$8.00	$8.97 — $14.37

Fourth Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
26,120 MMMBtus	$7.34	—	—	—	—
8,435 MMMBtus	—	—	$8.23 — $11.20	$8.00 — $8.50	$8.97 — $14.37

First Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
31,800 MMMBtus	$6.79	—	—	—	—
5,700 MMMBtus	—	—	$8.50 — $10.44	$8.50	$10.00 — $11.00

Second Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
34,850 MMMBtus	$6.41	—	—	—	—

Third Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
35,200 MMMBtus	$6.41	—	—	—	—

Fourth Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
28,320 MMMBtus	$6.49	—	—	—	—

First Quarter 2011
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
18,900 MMMBtus	$6.55	—	—	—	—
Second Quarter 2011
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
19,110 MMMBtus	$6.55	—	—	—	—

Third Quarter 2011
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
19,320 MMMBtus	$6.55	—	—	—	—

Fourth Quarter 2011
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
6,510 MMMBtus	$6.55	—	—	—	—

The following table details the expected impact to pre-tax income from the settlement of our derivative contracts, outlined above, at various NYMEX gas prices, net of premiums paid for these contracts (in millions).

	Gas Prices
	$4.00	$5.00	$6.00	$7.00	$8.00	$9.00
2009
3rd Quarter	$138	$103	$67	$31	$(5)	$(27)
4th Quarter	$123	$88	$54	$19	$(15)	$(43)
Total 2009	$261	$191	$121	$50	$(20)	$(70)

2010
1st Quarter	$114	$77	$40	$2	$(35)	$(70)
2nd Quarter	$84	$49	$14	$(21)	$(56)	$(91)
3rd Quarter	$85	$49	$14	$(21)	$(56)	$(91)
4th Quarter	$70	$43	$14	$(14)	$(43)	$(71)
Total 2010	$353	$218	$82	$(54)	$(190)	$(323)

2011
1st Quarter	$48	$29	$10	$(8)	$(27)	$(46)
2nd Quarter	$49	$30	$10	$(9)	$(28)	$(47)
3rd Quarter	$49	$30	$11	$(9)	$(28)	$(47)
4th Quarter	$17	$10	$4	$(3)	$(9)	$(16)
Total 2011	$163	$99	$35	$(29)	$(92)	$(156)

In the Rocky Mountains, we hedged basis associated with 48% of the proved producing fields from January 2009 through full-year 2012. The weighted average hedged differential during this period was $(0.976) per Mmbtu.

Approximately 11% of our natural gas production correlates to Houston Ship Channel, 19% to Columbia Gulf, 14% to Texas Gas Zone 1, 9% to Southern Natural Gas, 7% to Transco Zone 0, 6% to CenterPoint/East, 16% to Panhandle Eastern Pipeline, 6% to Waha, 8% to Colorado Interstate, 4% to others.

CRUDE OIL HEDGE POSITIONS
The following hedge positions for the third quarter of 2009 and beyond are as of August 11, 2009:

Third Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls	$128.93	—	—	—	—
828,000 Bbls	—	$107.11	—	$104.50 — $109.75	—

Fourth Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls	$128.93	—	—	—	—
828,000 Bbls	—	$107.11	—	$104.50 — $109.75	—

First Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
90,000 Bbls	$93.40	—	—	—	—
810,000 Bbls	—	—	$127.97— $170.00	$125.50 — $130.50	$170.00
180,000 Bbls*	—	—	$60.00— $112.05	$60	$112.00—$112.10

Second Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
90,000 Bbls	$93.40	—	—	—	—
819,000 Bbls	—	—	$127.97— $170.00	$125.50 — $130.50	$170.00
182,000 Bbls*	—	—	$60.00— $112.05	$60	$112.00—$112.10

Third Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
90,000 Bbls	$93.40	—	—	—	—
828,000 Bbls	—	—	$127.97— $170.00	$125.50 — $130.50	$170.00
184,000 Bbls*	—	—	$60.00— $112.05	$60	$112.00—$112.10

Fourth Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
90,000 Bbls	$93.40	—	—	—	—
828,000 Bbls	—	—	$127.97— $170.00	$125.50 — $130.50	$170.00
184,000 Bbls*	—	—	$60.00— $112.05	$60	$112.00—$112.10

*These 3-way collar contracts are standard crude oil collar contracts with respect to the periods, volumes and prices stated above. The contracts have floor and ceiling prices per Bbls as per the table above until the price drops below a weighted average price of $50 per Bbls. Below $50 per Bbls, these contracts effectively result in realized prices that are on average $10 per Bbls higher than the cash price that otherwise would have been realized.

The following table details the expected impact to pre-tax income from the settlement of our derivative contracts, outlined above, at various NYMEX oil prices, net of premiums paid for these contracts (in millions).
Oil Prices
	$40.00	$50.00	$60.00	$70.00	$80.00
2009
3rd Quarter	$123	$106	$90	$73	$56
4th Quarter	$129	$115	$99	$84	$70
Total 2009	$252	$221	$189	$157	$126

2010
1st Quarter	$70	$61	$50	$42	$33
2nd Quarter	$71	$62	$51	$42	$33
3rd Quarter	$72	$63	$52	$42	$33
4th Quarter	$72	$62	$52	$42	$33
Total 2010	$285	$248	$205	$168	$132

We provide information regarding our outstanding hedging positions in our annual and quarterly reports filed with the SEC and in our electronic publication -- @NFX.  This publication can be found on Newfield’s web page at http://www.newfield.com. Through the web page, you may elect to receive @NFX through e-mail distribution.

Newfield Exploration Company is an independent crude oil and natural gas exploration and production company. The Company relies on a proven growth strategy of growing reserves through the drilling of a balanced risk/reward portfolio and select acquisitions. Newfield's domestic areas of operation include the U.S. onshore Gulf Coast, the Anadarko and Arkoma Basins of the Mid-Continent, the Rocky Mountains and the Gulf of Mexico. The Company has international operations in Malaysia and China.

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